Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Express Scripts Reports Strong Fourth Quarter Earnings
Provides 2010 Earnings Per Share Guidance
     ST. LOUIS, February 24, 2010 — Express Scripts, Inc. (Nasdaq: ESRX) announced 2009 fourth quarter and full year net income from continuing operations of $222.9 million and $826.5 million, or $0.80 and $3.11 per diluted share, respectively. Adjusted earnings per share, as detailed in Table 3, were $0.97 and $3.58 per diluted share for the fourth quarter and full year, respectively.
     “2009 was an excellent year for Express Scripts. During the year, we closed the NextRx transaction, began a long-term strategic alliance with WellPoint, implemented a new contract for the Department of Defense (DoD) and had a successful selling season, while continuing to provide superior service to existing clients and patients,” stated George Paz, president, chief executive officer and chairman. “Our strong financial performance is a testament to steadfast execution of our business model of alignment and the hard work we do every day to make prescription drugs safer and more affordable.”
Fourth Quarter 2009 Review (2009 data reflected on an adjusted basis. See Table 2)
•	Generic utilization of 69.1%, up 1.8 percentage points from 2008.

•	Cash flow from continuing operations of $844.2 million, up 129% from 2008.

•	Total adjusted claims of 154.6 million, up 23% from 2008.

•	EBITDA of $488.1 million, up 34% from 2008.

•	EBITDA per adjusted claim was $3.16, down 7% from the third quarter of 2009, reflecting the impact of NextRx.

•	Gross profit percentage was down from 2008 due to the revenue recognition change for the DoD contract.
Full Year 2009 Review (2009 data reflected on an adjusted basis. See Table 2)
•	Generic utilization of 68.3%, up 2.2 percentage points from 2008.

•	Total adjusted claims of 530.6 million, up 5% from 2008.

•	EBITDA of $1,696.9 million, up 23% from 2008. EBITDA per adjusted claim was $3.20, an increase of 18% over 2008.

Guidance
     Based on the continued growth in the legacy Express Scripts business, along with contribution of NextRx in 2010, the Company expects to achieve adjusted earnings per share in the range of $4.80 to $5.00. Adjusted earnings per share excludes items as detailed in Table 4.
•	Total adjusted claims are expected to be in a range of 740 to 760 million.

•	Adjusted EBITDA per script is expected to be in a range of $3.15 to $3.25.

•	Cash flow from operations is expected to be in excess of $2 billion.
The Company continues to expect the acquisition of NextRx to generate more than $1 billion of incremental EBITDA once fully integrated.
About Express Scripts
     Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through ConsumerologySM, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at www.express-scripts.com and www.consumerology.org.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K on file with the SEC. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
     We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
FINANCIAL TABLES FOLLOW

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share data)	2009	2008	2009	2008
Revenues(1)	$8,203.4	$5,505.9	$24,748.9	$21,978.0
Cost of revenues (1)	7,513.7	4,954.1	22,318.5	19,937.1

Gross profit	689.7	551.8	2,430.4	2,040.9
Selling, general and administrative	285.3	213.3	932.0	760.4

Operating income	404.4	338.5	1,498.4	1,280.5

Other (expense) income:
Non-operating charges, net	—	—	—	(2.0)
Undistributed loss from joint venture	—	—	—	(0.3)
Interest income	1.2	2.3	5.3	13.0
Interest expense	(51.7)	(21.6)	(194.4)	(77.6)

	(50.5)	(19.3)	(189.1)	(66.9)

Income before income taxes	353.9	319.2	1,309.3	1,213.6
Provision for income taxes	131.0	112.8	482.8	434.0

Net income from continuing operations	222.9	206.4	826.5	779.6
Net income (loss) from discontinued operations, net of tax	0.4	0.4	1.1	(3.5)

Net income	$223.3	$206.8	$827.6	$776.1

Weighted average number of common shares outstanding during the period:
Basic:	274.9	247.6	263.5	248.9
Diluted:	278.1	249.9	266.1	251.8

Basic earnings (loss) per share:
Continuing operations	$0.81	$0.83	$3.14	$3.13
Discontinued operations	—	—	—	(0.01)
Net earnings	0.81	0.84	3.14	3.12

Diluted earnings (loss) per share:
Continuing operations	$0.80	$0.83	$3.11	$3.10
Discontinued operations	—	—	—	(0.01)
Net earnings	0.80	0.83	3.11	3.08

(1)	Includes retail pharmacy co-payments of $879.9 million and $708.1 million for the three months ended December 31, 2009 and 2008, respectively and $3,132.1 million and $3,153.6 million for the years ended December 31, 2009 and 2008, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	December 31,	December 31,
(in millions, except share data)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$1,070.4	$530.7
Restricted cash and investments	9.1	4.8
Receivables, net	2,521.2	1,155.9
Inventories	313.0	203.0
Deferred taxes	135.0	118.2
Prepaid expenses and other current assets	94.8	31.2

Total current assets	4,143.5	2,043.8
Property and equipment, net	354.1	222.2
Goodwill	5,519.2	2,881.1
Other intangible assets, net	1,882.6	332.6
Other assets	31.8	29.5

Total assets	$11,931.2	$5,509.2

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$2,850.7	$1,380.7
Accounts payable	706.9	496.4
Accrued expenses	552.4	420.5
Current maturities of long-term debt	1,340.1	420.0
Current liabilities of discontinued operations	6.7	4.1

Total current liabilities	5,456.8	2,721.7
Long-term debt	2,492.5	1,340.3
Other liabilities	430.1	369.0

Total liabilities	8,379.4	4,431.0

Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value; shares issued: 345,279,000 and 318,958,000, respectively; shares outstanding: 275,007,000 and 247,649,000, respectively	3.5	3.2
Additional paid-in capital	2,260.0	640.8
Accumulated other comprehensive income	14.1	6.2
Retained earnings	4,188.6	3,361.0

	6,466.2	4,011.2

Common stock in treasury at cost, 70,272,000 and 71,309,000 shares, respectively	(2,914.4)	(2,933.0)

Total stockholders’ equity	3,551.8	1,078.2

Total liabilities and stockholders’ equity	$11,931.2	$5,509.2

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Year Ended
	December 31,
(in millions)	2009	2008
Cash flows from operating activities:
Net income	$827.6	$776.1
Net (income) loss from discontinued operations, net of tax	(1.1)	3.5

Net income from continuing operations	826.5	779.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109.9	97.7
Deferred financing fees	66.3	2.4
Deferred income taxes	51.5	33.8
Bad debt expense	24.1	30.1
Employee stock-based compensation expense	44.6	40.2
Other, net	3.3	18.3

Changes in operating assets and liabilities, net of changes resulting from acquisitions:
Receivables	(505.4)	21.9
Inventories	(58.1)	(38.0)
Other current and non-current assets	(68.4)	5.4
Claims and rebates payable	995.4	113.0
Other current and non-current liabilities	267.9	(8.8)

Net cash provided by operating activities — continuing operations	1,757.6	1,095.6
Net cash provided by operating activities — discontinued operations	13.9	7.4

Net cash flows provided by operating activities	1,771.5	1,103.0

Cash flows from investing activities:
Acquisitions, net of cash acquired, and investment in joint venture	(4,672.6)	(251.5)
Purchase of short-term investments	(1,201.4)	—
Sale of short-term investments	1,198.9	—
Purchases of property and equipment	(149.4)	(85.8)
Cash received from short term investment	6.4	38.9
Short-term investment transferred from cash	—	(49.3)
Proceeds from sale of business	—	27.7
Other	(4.3)	(0.6)

Net cash used in investing activities	(4,822.4)	(320.6)

Cash flows from financing activities:
Proceeds from long-term debt, net of discounts	2,491.6	—
Net proceeds from stock issuance	1,569.1	—
Repayment of long-term debt	(420.1)	(260.0)
Deferred financing fees	(79.5)	—
Tax benefit relating to employee stock compensation	13.4	42.1
Net proceeds from employee stock-based plans	12.5	31.9
Treasury stock acquired	—	(494.4)

Net cash provided by (used in) financing activities	3,587.0	(680.4)

Effect of foreign currency translation adjustment	3.6	(6.0)

Net increase in cash and cash equivalents	539.7	96.0
Cash and cash equivalents at beginning of year	530.7	434.7

Cash and cash equivalents at end of year	$1,070.4	$530.7

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Claims Volume
Network	120.2	93.8	404.3	379.6
Home Delivery & Specialty	11.4	10.3	41.8	41.9
Other(1)	0.8	0.8	3.2	3.2

Total claims	132.4	104.9	449.3	424.7

Total adjusted claims(2)	154.6	125.2	530.6	506.3

Depreciation and Amortization (D&A):
Revenue amortization(3)	$9.5	$—	$9.5	$—
Cost of revenues D&A	7.4	6.3	26.3	26.3
Selling, general & administrative D&A	19.5	18.4	74.1	71.4

Total D&A	$36.4	$24.7	$109.9	$97.7

Generic Fill Rate
Network	70.4%	68.3%	69.6%	67.3%
Home Delivery	58.3%	56.6%	57.7%	56.6%
Overall	69.1%	67.3%	68.3%	66.1%

(1)	Other claims represent: (a) drugs distributed through patient assistance programs (b) drugs distributed where we have been selected by the pharmaceutical manufacturer as part of a limited distribution network and (c) Emerging Market claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims are typically 90 day claims.

(3)	Revenue amortization related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in Q4 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues.

Table 2
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(1) from continuing operations. The Company believes net income is the most directly comparable measure calculated under Generally Accepted Accounting Principles.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income from continuing operations, as reported	$222.9	$206.4	$826.5	$779.6
Provision for income taxes	131.0	112.8	482.8	434.0
Depreciation and amortization	36.4	24.7	109.9	97.7
Interest expense, net	50.5	19.3	189.1	64.6
Undistributed loss from joint venture	—	—	—	0.3
Non-operating charges, net	—	—	—	2.0

EBITDA from continuing operations, as reported	440.8	363.2	1,608.3	1,378.2
Non-recurring transaction related costs (2)	47.3	—	68.6	—
Non-recurring legal settlement (3)	—	—	35.0	—
Non-recurring benefit related to insurance recovery (4)	—	—	(15.0)	—

Adjusted EBITDA from continuing operations	$488.1	$363.2	$1,696.9	$1,378.2
Total adjusted claims	154.6	125.2	530.6	506.3
Adjusted EBITDA per adjusted claim	$3.16	$2.90	$3.20	$2.72
The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1)	EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA may not be comparable to that used by other companies.

(2)	Transaction and integration related costs include those costs directly related to our acquisition of NextRx, primarily comprised of professional fees of $11.7 million ($7.4 million net of tax) incurred in Q2 2009, $9.6 million ($6.1 million net of tax) incurred in Q3 2009, and $39.8 million ($25.1 million net of tax) incurred in Q4 2009 included in selling, general and administrative expense. Additionally, $7.5 million ($4.7 million net of tax) of integration costs were incurred in Q4 2009 and are included in cost of revenues.

(3)	Non-recurring charge related to a legal settlement of $35.0 million ($22.1 million, net of tax) in Q3 2009, included in selling, general and administrative expense.

(4)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million, net of tax) in Q2 2009, included as a reduction to selling, general and administrative expense.

Table 3
Calculation of Adjusted EPS from Continuing Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(per diluted share)
EPS, as reported	$0.80	$0.83	$3.11	$3.10

Non-recurring items:
Transaction and integration related costs (1)	0.11	—	0.17	—

Termination of bridge financing(2)	0.02	—	0.16	—

Charge related to legal settlement (3)	—	—	0.08	—

Benefit related to insurance recovery (4)	—	—	(0.04)	—

Amortization of:
Legacy intangible assets (5)	0.02	0.02	0.08	0.08

NextRx-related intangible assets (6)	0.02	—	0.02	—

Adjusted EPS	$0.97	$0.85	$3.58	$3.18

Other items included in reported results:
Pre-close financing (7)
Interest expense, net	$0.06	$—	$0.17	$—
Shares	0.06	—	0.18	—

Total pre-close financing impact	$0.12	$—	$0.35	$—
The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

(1)	Transaction and integration related costs include those costs directly related to our acquisition of NextRx, primarily comprised of professional fees of $11.7 million ($7.4 million net of tax) incurred in Q2 2009, $9.6 million ($6.1 million net of tax) incurred in Q3 2009, and $39.8 million ($25.1 million net of tax) incurred in Q4 2009 included in selling, general and administrative expense. Additionally, $7.5 million ($4.7 million net of tax) of integration costs were incurred in Q4 2009 and are included in cost of revenues.

(2)	Financing costs include bridge loan fees of $58.4 million ($36.9 million net of tax) in Q2 2009 and $10.0 million ($6.3 million net of tax) in Q4 2009 included in interest expense. These fees were incurred to terminate the temporary bridge financing once permanent financing was secured.

(3)	Non-recurring charge related to legal settlement of $35.0 million ($22.1 million, net of tax) in Q3 2009, included in selling, general and administrative expense.

(4)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million, net of tax) in Q2 2009, included as a reduction to selling, general and administrative expense.

(5)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.6 million ($5.4 million net of tax) and $34.7 million ($21.9 million net of tax) is included in selling, general and administrative expense for Q4 2009 and FY 2009, respectively. Intangible amortization of $8.6 million ($5.6 million net of tax) and $33.7 million ($21.6 million net of tax) is included in selling, general and administrative expense for Q4 2008 and FY 2008, respectively.

(6)	This adjustment represents the per share effect of the NextRx related intangible amortization. Intangible amortization of $9.5 million ($6.0 million net of tax) is included as a reduction to revenue in Q4 2009. Intangible amortization of $0.5 million ($0.3 million net of tax) is included in selling, general and administrative expense in Q4 2009.

(7)	Impact from financing of NextRx transaction completed in June 2009 (26.45 million shares and $2.5 billion of public debt). FY 2009 includes $71.9 million ($45.4 million net of tax) of net interest expense incurred from the date of financing through December 1, 2009.

Table 4
2010 Guidance Information

	Estimated
	Year Ended
	December 31, 2010
	(per diluted share)
Adjusted EPS guidance	$4.80	to	$5.00
GAAP items not included in guidance(4):
Non-recurring charges related to the NextRx transaction (1)	0.27	to	0.34
Amortization of legacy intangible assets (2)	0.08		0.08
Amortization of NextRx-related intangible assets (3)	0.27		0.27

(1)	The Company estimates further costs related to the NextRx transaction of $120.0 million — $150.0 million ($75.2 — $94.1 million net of tax) will be incurred in 2010 for expenses related to transition services, integration, site closures and severance.

(2)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangibles amortization of approximately $34.3 million ($21.5 million after tax) will be included in selling, general and administrative expense in 2010.

(3)	This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangibles amortization of approximately $114.0 million ($71.5 million net of tax) will be included as a reduction to revenue in 2010. Intangibles amortization of $6.5 million ($4.1 million net of tax) will be included in selling, general and administrative expense in 2010.

(4)	2010 EPS guidance excludes any impact of potential impairment charges related to the Emerging Markets segment. See Note 14 of the consolidated financial statements filed on Form 10-K for further detail.